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                                                                   Exhibit 10(a)


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This is the First Amendment to the Employment Agreement ("Agreement") between Lindsay Manufacturing Co., a Delaware corporation ("LINDSAY") and Richard W. Parod ("PAROD"), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000.

                                       I.

         Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until the fifth anniversary of the Commencement Date, which will be April 5, 2005.

                                       II.

         Paragraph 3 G of the Agreement is hereby amended to revise the last subparagraph thereof to read as follows:

                  "Use of an automobile of PAROD's choice owned or leased by LINDSAY with a purchase price up to a maximum of $60,000, which PAROD may replace at intervals of at least three years."

                                      III.

         Paragraph 10 of the Agreement is hereby amended to read as follows:

                  "10. Non-Competition. For a period of one (1) year after termination of his employment with LINDSAY without Cause pursuant to Paragraph 4B or two (2) years after termination of his employment with LINDSAY for any other reason, PAROD will not engage or invest in, work for (directly or indirectly) or contribute his knowledge to any person or entity, company or work which is directly competitive in the irrigation business with the products, processor or business of LINDSAY, excluding any products, processes or businesses of LINDSAY which have projected annual revenues of less than Ten Million Dollars ($10,000,000) at the time of his termination of employment."

                                       IV.

         Paragraph 17 of the Agreement is hereby amended to change the address for notices to PAROD to: 4204 N. 195th Street, Elkhorn, NE 68022.

                                       V.

         All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.

         IN WITNESS WHEREOF, the parties have executed the First Amendment to the Agreement on May 2, 2003, to be effective as of April 5, 2003.


                                         By:    /s/ RICHARD W. PAROD
                                                --------------------
                                                Richard W. Parod


                                         LINDSAY MANUFACTURING CO.


                                         By:    /s/ MICHAEL N. CHRISTODOLOU
                                                ---------------------------
                                                Michael N. Christodolou
                                                Chairman of the Board


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